Calculation of Filing Fee Tables
S-3
Virgin Galactic Holdings, Inc

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$300,000,000.00	0.0001531	$ 45,930.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$300,000,000.00		$ 45,930.00
			Total Fees Previously Paid:				$300,000,000.00		$ 45,930.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00

Offering Note

1	Previously paid in connection with the offering, issuance and sale of up to $300,000,000 of the registrant’s common stock pursuant to the registrant's Registration Statement on Form S-3 (File No. 333-272826) and an open market sale agreement, dated as of November 6, 2024, by and between the registrant and Jefferies LLC, as further described in the prospectus supplement dated February 26, 2025.